UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 17, 2009

NEEMA INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-136027

(Commission File Number)

20-4126700

(IRS Employer Identification No.)

421 9th Street, Manhattan Beach, CA 90266

(Address of principal executive offices and Zip Code)

(310) 374 - 9382

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD

On June 18, 2009, the Registrant issued a press release that announced that the Executive Director of the British Columbia Securities Commission issued a revocation order of a previously issued cease trade order for the Registrant’s securities and trading in the Registrant’s securities resumed. A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 8.01 Other Events

On May 5, 2009, the Executive Director of the British Columbia Securities Commission issued a cease trade order for the Registrant’s securities until such time as the Registrant files the required reports under Canadian National Instrument 51-102 Continuous Disclosure Obligations and the Executive Director revokes the order.

On June 16, 2009, the Registrant filed the reports and documentation required under Canadian National Instrument 51-102 Continuous Disclosure Obligations. On June 17, 2009, the Executive Director issued a revocation order and trading in the securities of the Registrant may resume.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
99.1	News Release of June 18, 2009*

*The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEEMA INC.

/s/ David Brow

David Brow

President, Chief Executive Officer

and Chief Financial Officer

Date: June 18, 2009

CW2669225.1